CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement and to the use of our reports on ASA Limited dated December 23, 2003 and July 16, 2004, which are included in the Statement of Additional Information in this Registration Statement (Form N-14) of ASA (Bermuda) Limited.


                                                                   ERNST & YOUNG

Johannesburg, South Africa
October 4, 2004